Collectors Universe Diamond Subsidiary Partners with Ideal Diamond Solutions to Provide Jewelry Retailers with eCommerce Website

NEWPORT BEACH, CA – November 5, 2008 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, announced the launch of a program by the Company’s diamond subsidiary, Gem Certification & Assurance Lab, Inc. (GCAL), in conjunction with Ideal Diamond Solutions (www.idealdiamondsolutions.com) to provide a customizable website module that jewelry retailers can use at no direct cost to market and sell GCAL certified diamonds and jewelry to their customers.

The website module was designed and implemented by Ideal Diamond Solutions (IDS), a provider of Internet-based e-commerce programs for jewelers, as a free offer from them to encourage the more than 2,400 retailers that are registered as members on the Certified Diamond Exchange to use the Internet as an additional selling tool during the 2008 holiday season and beyond.  The Certified Diamond Exchange (CDE), an affiliate of GCAL, is an online business-to-business diamond and jewelry market which we established in November 2007, to enable diamond dealers, diamond cutters and jewelry manufacturers to list exclusively GCAL certified diamonds and jewelry for sale to CDE members that are jewelry retailers.  At any one time there are thousands of GCAL certified diamonds, valued in the tens of millions of dollars, available for purchase on the CDE.

“There is a lot of added value that comes with GCAL certified diamonds, and this is a great tool to help retailers make more diamond sales,” stated Larry Chasin, President of IDS. “This new development in online retailing links to the jewelry retailer’s existing website or can be introduced as a new website if the retailer has no Internet presence.  We are thrilled to be partnering with GCAL to create this new selling opportunity and we’re particularly excited to help retailers become more Internet enabled.”

 “This program was designed by IDS to be available for the thousands of jewelry retailers during this holiday season and we are pleased that Larry Chasin and his team selected GCAL and CDE as their partners to provide access to online inventory,” explained Chief Executive Officer Michael Haynes. “As retailers choose to participate in this free program from IDS, we anticipate an increase in demand for GCAL certified diamonds for this holiday season and, as the program gains momentum, also for the coming calendar year.”

The free, customizable website provided by IDS is an interactive, business-to-consumer website bearing the retailer’s own name and brand identity and offers a wide selection of GCAL certified diamonds and jewelry as listed on CDE but priced with a retail margin.  Because IDS provides a turn-key, commission based solution, a participating jewelry retailer member can, without capital or investment, offer and sell GCAL certified diamonds and jewelry from a virtual inventory with the entire administrative interface, including fulfillment, credit card processing, online marketing and customer service provided by IDS. Search engine optimization is also available from IDS for an additional fee.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.  Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2008, which we filed with the Securities and Exchange Commission on September 30, 2008.

Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report or Quarterly Reports filed with the Securities and Exchange Commission.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com	Brandi Piacente Investor Relations The Piacente Group, Inc. 212-481-2050 Email: brandi@thepiacentegroup.com

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